Exhibit 99.1

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of June 29, 2009, among Intelsat Subsidiary Holding Company, Ltd. (the “Issuer”), the guarantors executing this Supplemental Indenture, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the “Trustee”), under the Indenture dated as of June 27, 2008 (the “Indenture”).

W I T N E S S E T H :

WHEREAS the Issuer, and the Guarantors have heretofore executed and delivered the Indenture, providing for the issuance of the 8.500% senior notes due 2013 as of June 27, 2008 (the “Original 8.500% Notes”) and the 8.875% senior notes due 2015 as of June 27, 2008 (the “Original 8.875% Notes”);

WHEREAS pursuant to Section 9.01(viii) of the Indenture, the Issuer and the Trustee may amend this Indenture without notice to or consent of any Holder to make any change that does not adversely affect the rights of any Holder;

WHEREAS pursuant to Section 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

WHEREAS, the Issuer has heretofore delivered or is delivering contemporaneously herewith to the Trustee the Officers’ Certificate and the Opinion of Counsel described in Section 11.04 of the Indenture; and

WHEREAS, all other acts and proceedings required by law and the Indenture necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been complied with or have been duly done or performed.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

ARTICLE ONE

AMENDMENTS.

SECTION 1.01. Amendment of the Original 8.500% Note and the Original 8.875% Note. Notwithstanding anything to the contrary in this Indenture or the Appendix, the Original 8.500% Notes, as of June 29, 2009, shall be amended such that the Original 8.500% Notes shall no longer bear the Restricted Notes Legend and shall bear CUSIP number 45822EAH3 (the “New 8.500% Notes”), and the Original 8.875% Notes, as of June 29, 2009, shall be amended such that the Original 8.875% Notes shall no longer bear the Restricted Notes Legend and shall bear the CUSIP number 45822EAJ9 (the “New 8.875% Notes”).

SECTION 1.02. Effectiveness of the Original 8.500% Note and the Original 8.875% Note. Notwithstanding anything to the contrary in this Indenture or the Appendix, the Original 8.500% Notes and the Original 8.875% Notes shall no longer be effective upon consummation of the removal of the respective Restricted Notes Legends as of June 29, 2009.

SECTION 1.03. Exchange of the Original 8.500% Note for the New 8.500% Note and of the Original 8.875% Note for the New 8.875% Note. Upon presentation by a registered holder of an Original 8.500% Note to the Trustee, such registered holder shall receive a New 8.500% Note that reflects the amendments contained in this Supplemental Indenture. Upon presentation by a registered holder of an Original 8.875% Note to the Trustee, such registered holder shall receive a New 8.875% Note that reflects the amendments contained in this Supplemental Indenture.

ARTICLE TWO

MISCELLANEOUS

SECTION 2.01. Notices. All notices or other communications shall be given as provided in Section 11.02 of the Indenture.

SECTION 2.02. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 2.03. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 2.04. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

SECTION 2.05. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 2.06. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

INTELSAT SUBSIDIARY HOLDING COMPANY, LTD.

By:	/s/ Phillip Spector
Name:	Phillip Spector
Title:	Deputy Chairman

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Trustee

By:	/s/ Martin Reed
Name:	Martin Reed
Title:	Vice President

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